                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D dated October 8, 1997, with respect to the Common Stock of EFTC Corp. is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

         This Agreement may be executed in counterparts, each of which shall for all purposes be deemed to be an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of October 8, 1997.

                                   SIGNATURES

         After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this Statement is true, complete and correct.

Dated:  October 8, 1997



                                    /s/ Allen S. Braswell,Jr.
                                    -------------------------------------------
                                    Allen S.  Braswell, Jr.


                                    /s/ Alma L. Braswell
                                    -------------------------------------------
                                    Alma L.  Braswell


                                    /s/ Bruce A. Braswell
                                    -------------------------------------------
                                    Bruce A.  Braswell


                                    /s/ Amy A. Braswell
                                    -------------------------------------------
                                    Amy A.  Braswell


                                    /s/ Anita B. Murman
                                    -------------------------------------------
                                    Anita B.  Murman



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